EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 20, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in AVX Corporation’s Annual Report on Form 10-K for the year ended March 31, 2011.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Atlanta, GA
November 8, 2011